State Auto Financial reports

first quarter 2016 results

•	Quarterly income of $0.07 per share

•	Quarterly GAAP combined ratio of 103.9

•	Return on equity of 3.3%

•	Book value per share of $21.95

Columbus, Ohio (April 28, 2016) – State Auto Financial Corporation (NASDAQ:STFC) today reported first quarter 2016 net income of $3.0 million, or $0.07 per diluted share, versus net income of $24.7 million, or $0.60 per diluted share, for the first quarter of 2015. Net income from operations1 per diluted share for the first quarter 2016 was $0.05 versus net income from operations1 per diluted share of $0.54 for the same 2015 period.

Operating Results

STFC’s GAAP combined ratio for the first quarter 2016 was 103.9 versus 94.6 for the first quarter of 2015. Catastrophe losses during the first quarter 2016 accounted for 4.7 points of the 70.3 total loss ratio points, or $15.0 million, versus 1.4 points of the total 61.8 loss ratio points, or $4.5 million, for the same period in 2015. Non-catastrophe losses during the first quarter 2016 included 3.2 points of adverse development relating to prior years, or $10.3 million, versus 1.4 points of favorable development, or $4.4 million, for the same period in 2015.

Net written premium for the first quarter of 2016 decreased 0.7% over the same period in 2015. By insurance segment, net written premium decreased for personal and business 1.5% and 5.3%, respectively, and specialty increased 11.0%. Personal auto and homeowners new business premium and new policy counts were up, compared to first quarter of 2015 while total policies in force were lower. During the second half of 2015, the Company implemented underwriting actions, including pricing reviews and non-technology process improvements designed to improve personal lines production. The decline in the business insurance segment reflects our decision to exit our large account business and changes caused by the field restructuring that was completed during the quarter. The growth in the specialty insurance segment was driven by an increase in new business for both E&S casualty and programs.

Book Value and Return on Equity

STFC’s book value was $21.95 per share as of March 31, 2016, an increase of $0.55 per share from STFC’s book value on Dec. 31, 2015. The increase in book value was due to a higher level of net unrealized gains. Return on stockholders’ equity for the 12 months ended March 31, 2016, was 3.3% compared to 12.2% for the 12 months ended March 31, 2015.

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Exhibit 99.1

News Release

Contact

Tara Shull

Investor Relations and Finance Director

614.917.4478 F 614.887.1793

Tara.Shull@StateAuto.com

Kyle Anderson

AVP/Marketing and Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters.

518 E. Broad St.

Columbus, OH 43215

614.464.5000

800.444.9950

For additional information:

StateAuto.com/STFC

facebook.com/StateAuto

twitter.com/StateAuto

State Auto Financial reports first quarter 2016 results, April 28, 2016

Commentary

STFC President and CEO Mike LaRocco commented on the quarter as follows:

“We are determined to see every line of business profitable and growing. That’s been our focus and we’re largely demonstrating success with one notable exception: auto, both personal and commercial.

“We’ve taken aggressive steps to restore our auto book to profitability, but those efforts will take time to show up in our results. We believe the increase in auto loss costs for the industry is being impacted both by an increase in miles driven and a continued increase in distracted driving. Evidence is mounting that distracted driving is increasingly the cause of accidents and contributing to the negative trend in traffic deaths. In the months ahead, we’ll be working aggressively to focus attention on this issue with our customers and agents, as well as the insurance industry.

“Homeowners is profitable and we’re seeing improvements in quote volumes, new business counts, and retention levels. And agents are responding to our new Farm & Ranch quoting system with a significant increase in quotes and new business. E&S property is profitable, but growth is being challenged by a very soft and competitive market. The poor performance of our programs business was driven by commercial auto results, which included programs that have been terminated.

“We remain on target for launching a quote and policy issue system for auto, home, and umbrella new business in the third quarter followed by small commercial before year end. We’re increasingly confident that the new platform will accelerate positive trends we’re already seeing in quote volumes and new business in auto and home, in particular.

“We’re rebuilding State Auto to not only win in the short-term, but to be a long-term winner in a rapidly changing industry. We have the urgency required to fix our problems. But we also have the patience to ensure the changes are sustainable.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top fourth of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A- (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

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State Auto Financial reports first quarter 2016 results, April 28, 2016

1 Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.02 per diluted share for the first quarter 2016 versus income of $0.06 per diluted share for the same 2015 period.

STFC has scheduled a conference call with interested investors for Thursday, April 28, at 11 a.m. ET to discuss the company’s first quarter 2016 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at 1 p.m. on April 28, by calling 855-859-2056, conference ID 95537518. Supplemental schedules detailing the company’s first quarter 2016 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended March 31
($ in millions, except per share amounts)	2016	2015
Net premiums written	$304.8	$307.0

Earned premiums	319.9	315.3
Net investment income	17.4	15.4
Net realized gain on investments	1.3	3.8
Other income	0.6	0.4

Total revenue	339.2	334.9

Income before federal income taxes	3.8	33.2
Federal income tax expense	0.8	8.5

Net income	$3.0	$24.7

Earnings per common share:
- basic	$0.07	$0.60
- diluted	$0.07	$0.60
Earnings per share from operations (A) :
- basic	$0.05	$0.54
- diluted	$0.05	$0.54
Weighted average shares outstanding:
- basic	41.4	41.0
- diluted	41.8	41.4
Return on average equity (LTM)	3.3%	12.2%
Book value per share	$21.95	$22.05
Dividends paid per share	$0.10	$0.10
Total shares outstanding	41.4	41.0
GAAP ratios:
Cat loss and ALAE ratio	4.7	1.4
Non-cat loss and LAE ratio	65.6	60.4

Loss and LAE ratio	70.3	61.8
Expense ratio	33.6	32.8

Combined ratio	103.9	94.6

(A) Reconciliation of non-GAAP financial measure:
Net income from operations:
Net income	$3.0	$24.7
Less net realized gain on investments,
less applicable federal income taxes	0.9	2.5

Net income from operations	$2.1	$22.2